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                                                                    EXHIBIT 10.1


                                 PROMISSORY NOTE

$200,000                                               Norwich, Connecticut
                                                       September 26, 2002

         FOR VALUE RECEIVED, Gunther International Ltd., a Delaware corporation ("Maker"), hereby promises to pay to the order of Robert Spiegel ("Payee"), at 60 Sachem Road, Weston, Connecticut 06883, or at such other place as Payee may designate in writing, the principal sum of Two Hundred Thousand Dollars ($200,000) together with interest on the unpaid balance of this Note from the date hereof until paid, at a fixed rate of eight percent (8%) per annum and together with all costs of collection, including reasonable attorney's fees, incurred in any action to collect this Note.

         All principal, accrued interest, and any other amounts owed under this Note shall be due and payable in full on December 31, 2002.

         Maker shall have the right, at any time and from time to time, to prepay the principal amount of this Note, in whole or in part, without premium or penalty.

         Presentment, notice of dishonor, and protest are hereby waived.

         Any notice to Maker shall be given by mailing such notice by regular mail, addressed to Maker at One Winnenden Road, Norwich, Connecticut 06360-1570 or to such other address as Maker may designate by notice to Payee. Any notice to Payee shall be given by mailing such notice by regular mail, at the address stated in the first paragraph of this Note, or at such other address as may have been designated by notice to Maker.

         The word "Maker" shall include the successors and assigns of Maker named herein and the word "Payee" shall include the successors and assigns of Payee named herein. This Note shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

                                     GUNTHER INTERNATIONAL LTD.


                                     By: /s/ Marc I. Perkins
                                         ---------------------------------------
                                         Marc I. Perkins
                                         President and Chief Executive Officer
                                         Hereunto Duly Authorized